UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2009
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 3- Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 5, 2009, CanArgo Energy Corporation (“CanArgo” or the “Company”) was notified by the staff of the NYSE Alternext US LLC (the “Exchange”), formerly known as the American Stock Exchange, Inc. or the “AMEX”, that the staff has determined, following a review of publically available information, that the Company is not in compliance with Section 1003(a)(iv) of the NYSE Alternext Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue its operations and/or meet its obligations as they mature.
In order to maintain its listing, the Company must submit a plan by February 5, 2009 (the “Plan”) advising the Exchange of action it has taken or will take, that would bring it into compliance with the continued listing standards. Subject to the Plan being accepted by the Exchange, the Company would have until July 6, 2009 to implement the Plan.
As a consequence of falling below the Exchange’s continued listing standards, the Company’s stock trading symbol will become subject to the indicator “.BC” to denote its noncompliance. CanArgo’s trading symbol will therefore appear as CNR.BC until such time as the Company has regained compliance with all applicable continued listing rules.
The Exchange has also notified the Company that, as a result of the current low share price of the common stock of CanArgo, the Company’s common stock may not be suitable for auction market trading. In accordance with Section 1003(f)(v) of the Company Guide, the Exchange has notified the Company that it deems it appropriate under the circumstances for the Company to effect a reverse stock split to address its low selling price. If a reverse stock split is not completed within a reasonable timeframe, the Exchange may consider suspending dealings in, or delisting, the Company’s common stock.
On January 5, 2009, the Company also has advised the Exchange of its Board changes announced December 8, 2008 and at the same time acknowledged that the Company is not in compliance with Sections 803 (A)(1) and Section 803(B)(2)a of the Company Guide, which require, respectively, that at least a majority of the Company’s directors are independent and that the Company’s audit committee be comprised of at least three independent directors. Specifically, the Company currently only has two independent directors of the four directors on the Company’s Board of Directors and an audit committee composed of only two members.

The Company has already verbally informed the staff of the Exchange that it intends to make a timely submission to the Exchange in which it will present a plan with a view to resolving the listing deficiencies and to regaining its compliance with the Exchange’s continued listing requirements.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
January 9, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT:CNR) today announced that on January 5, 2009 it was notified by the staff of the NYSE Alternext US LLC (the “Exchange”), formerly known as the American Stock Exchange, Inc. or the “AMEX”, that the staff had determined that the Company was not in compliance with certain continued listing requirements. In order to maintain its listing, the Company must submit a plan by February 5, 2009 (the “Plan”) advising the Exchange of action it has taken or will take, that would bring it into compliance with the continued listing standards. Subject to the Plan being accepted by the Exchange, the Company would have until July 6, 2009 to implement the Plan.
The Company has advised the Exchange of its Board changes announced December 8, 2008 and at the same time acknowledged that the Company was not in compliance with the requirement that at least a majority of the Company’s directors are independent and that the Company’s audit committee be comprised of at least three independent directors. Specifically, the Company currently only has two independent directors of the four directors on the Company’s Board of Directors and an audit committee composed of only two members.
The Company has already verbally informed the staff of the Exchange that it intends to make a timely submission to the Exchange in which it will present a plan with a view to resolving the listing deficiencies and to regaining its compliance with the Exchange’s continued listing developments.
See Item 3.01 and the copy of the Press Release attached hereto as Exhibit 99.1 for in description in greater detail of these developments.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated January 9, 2009 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 9, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary